UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015

ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue

Purchase, New York 10577

(Address of principal executive offices, including zip code)

(914) 701-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Indenture and Supplemental Indenture Relating to Convertible Senior Notes

On June 3, 2015, Atlas Air Worldwide Holdings, Inc. (the “Company”) completed its previously announced underwritten public offering (the “Offering”) of $224.5 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2022 (the “Notes”), which includes $24.5 million principal amount of Notes issued pursuant to the partial exercise of the over-allotment option granted to the underwriters in the Offering. On June 3, 2015, the Company entered into a base indenture (the “Base Indenture”), as supplemented by the first supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), relating to the issuance by the Company of the Notes, with Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 2.25% per year payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2015. The Notes will mature on June 1, 2022, unless earlier converted or repurchased pursuant to their terms.

The initial conversion rate of the Notes is 13.5036 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), per $1,000 principal amount of the Notes (which is equivalent to an initial conversion price of approximately $74.05 per share of Common Stock). The conversion rate for the Notes will be subject to adjustments upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Supplemental Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert the Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding September 1, 2021, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2015 (and only during such calendar quarter), if the last reported sale price (as defined in the Supplemental Indenture) of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price (as defined in the Supplemental Indenture) per $1,000 principal amount of the Notes for each trading day of such period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events set forth in the Supplemental Indenture. On or after September 1, 2021, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert the Notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Notes will be settled in cash, shares of Common Stock or a combination thereof, at the Company’s election.

The Company may not redeem the Notes prior to the maturity date; however, upon the occurrence of a fundamental change (as defined in the Supplemental Indenture), holders may require the Company to purchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the applicable fundamental change repurchase date (as defined in the Supplemental Indenture).

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with any of the Company’s unsecured indebtedness that is not so subordinated, will be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries.

The Indenture provides for customary events of default.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture, the Supplemental Indenture, and the Global 2.25% Convertible Senior Note due June 1, 2022, which are filed as Exhibits 4.1, 4.2 and 4.3 respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Convertible Note Hedge and Warrant Transactions

On May 28, 2015, the Company entered into base convertible note hedge transactions and base warrant transactions with Morgan Stanley & Co. International plc and BNP Paribas (the “Option Counterparties”). In connection with the partial exercise by the Underwriters of their over-allotment option to purchase additional Notes, on June 1, 2015, the Company entered into additional convertible note hedge transactions and additional warrant transactions with the Option Counterparties. The base convertible note hedge transactions and the additional convertible note hedge transactions are collectively referred to hereafter as the “convertible note hedge transactions.” Similarly, the base warrant transactions and the additional warrant transactions are collectively referred to hereafter as the “warrant transactions.”

The convertible note hedge transactions are expected generally to reduce the potential dilution to the Common Stock upon conversion of the Notes and/or offset potential cash payments the Company is required to make in excess of the principal amount of the converted Notes in the event that the market value per share of the Common Stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions (which strike price initially corresponds to the conversion price of the Notes and is subject to certain adjustments generally similar to the adjustments to the conversion price contained in the Notes). On June 3, 2015, at the closing of the Offering, the Company paid an aggregate amount of approximately $52.9 million to the Option Counterparties for the convertible note hedge transactions.

The warrant transactions allow the Option Counterparties to acquire, subject to customary anti-dilution adjustments and the net share settlement provisions contained therein, initially 3,031,558 shares of Common Stock at a strike price of approximately $95.01 per share, such number of shares of Common Stock and strike price subject to adjustment in accordance with the terms of the warrants. The warrants are initially exercisable over a 140 trading day period beginning on September 1, 2022. The warrants could have a dilutive effect on the Common Stock to the extent that the market value per share of the Common Stock exceeds the strike price of the applicable warrants under the terms of the warrant transactions. Accordingly, when the convertible note hedge transactions and the warrant transactions are taken together, the extent to which the convertible note hedge transactions reduce the potential dilution to the Common Stock (and/or the cash payments in excess of the principal amount of the Notes) upon conversion of the Notes is effectively capped by the warrant transactions at the approximate $95.01 strike price of the warrants (such strike price subject to adjustment in accordance with the terms of the warrant transactions). The warrants were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended. On June 3, 2015, at the closing of the Offering, the Company received aggregate proceeds of approximately $36.3 million from the sale of the warrants to the Option Counterparties.

The convertible note hedge transactions and the warrant transactions are each separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the convertible note hedge transactions or warrant transactions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the convertible note hedge transactions confirmations relating to the convertible note hedge transactions and the warrant transactions confirmations relating to the warrant transactions, in each case with the Option Counterparties, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and Supplemental Indenture Relating to Convertible Senior Notes” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated June 3, 2015, between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated June 3, 2015 between the Company and Wilmington Trust, National Association, as Trustee

4.3	2.25% Convertible Senior Note due 2022

10.1	Base convertible note hedge transaction confirmation, dated as of May 28, 2015, between Morgan Stanley & Co. International plc and the Company.

10.2	Base warrant transaction confirmation, dated as of May 28, 2015, between Morgan Stanley & Co. International plc and the Company.

10.3	Additional convertible note hedge transaction confirmation, dated as of June 1, 2015, between Morgan Stanley & Co. International plc and the Company.

10.4	Additional warrant transaction confirmation, dated as of June 1, 2015, between Morgan Stanley & Co. International plc and the Company.

10.5	Base convertible note hedge transaction confirmation, dated as of May 28, 2015, between BNP Paribas and the Company.

10.6	Base warrant transaction confirmation, dated as of May 28, 2015, between BNP Paribas and the Company.

10.7	Additional convertible note hedge transaction confirmation, dated as of June 1, 2015, between BNP Paribas and the Company.

10.8	Additional warrant transaction confirmation, dated as of June 1, 2015, between BNP Paribas and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

Date: June 3, 2015	By:	/s/ Adam R. Kokas
	Name:	Adam R. Kokas
	Title:	Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated June 3, 2015, between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated June 3, 2015 between the Company and Wilmington Trust, National Association, as Trustee

4.3	2.25% Convertible Senior Note due 2022

10.1	Base convertible note hedge transaction confirmation, dated as of May 28, 2015, between Morgan Stanley & Co. International plc and the Company.

10.2	Base warrant transaction confirmation, dated as of May 28, 2015, between Morgan Stanley & Co. International plc and the Company.

10.3	Additional convertible note hedge transaction confirmation, dated as of June 1, 2015, between Morgan Stanley & Co. International plc and the Company.

10.4	Additional warrant transaction confirmation, dated as of June 1, 2015, between Morgan Stanley & Co. International plc and the Company.

10.5	Base convertible note hedge transaction confirmation, dated as of May 28, 2015, between BNP Paribas and the Company.

10.6	Base warrant transaction confirmation, dated as of May 28, 2015, between BNP Paribas and the Company.

10.7	Additional convertible note hedge transaction confirmation, dated as of June 1, 2015, between BNP Paribas and the Company.

10.8	Additional warrant transaction confirmation, dated as of June 1, 2015, between BNP Paribas and the Company.